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                                                                   EXHIBIT 23(D)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement on Form S-8 pertaining to the 1996 Stock Plan of Robotic Vision Systems, Inc. of our report dated February 8, 1996, with respect to the 1995 and 1994 consolidated financial statements and schedule of Computer Identics Corporation and subsidiaries included in the Annual Report (Form 10-K) of Robotic Vision Systems, Inc. for the year ended September 30, 1996 filed with the Securities and Exchange Commission.



                                                            /s/ERNST & YOUNG LLP



Boston, Massachusetts
April 24, 1997